QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Aquila, Inc.:

        We consent to the incorporation by reference into the company's previously filed registration statements on Form S-3 (Nos. 333-88280 and 333-67822) and on Form S-8 (Nos. 333-92294, 333-68042, 333-68040, 333-68044, 333-67820, 333-66233, 033-45525, 033-50260, 033-52094, 333-19671, 333-91305, 333-94955, 333-30742, 333-29819 and 333-77703) of our reports dated March 11, 2005 with respect to the consolidated balance sheets of Aquila, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, common shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, Annual Report on Form 10-K of Aquila, Inc.

/s/ KPMG LLP

Kansas City, Missouri
March 11, 2005

QuickLinks

  Exhibit 23